POWER OF ATTORNEY

Known all by these presents, that the undersigned, Amie Thuener O'Toole, hereby constitutes and appoints each of (i) Mark Brazeal, (ii) Jill Turner, (iii) Yoonie Chang and (iv) Noelle Matteson, and their respective successors (including anyone serving in such capacities on an interim or acting basis), signing singly, with full powers of substitution or revocation, the undersigned's true and lawful attorney-in-fact to:

1. prepare, execute in the name of the undersigned, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and to the SEC's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") enabling the undersigned to submit reports required by rules and regulations of the SEC;

2. prepare, execute and submit for and on behalf of the undersigned as an officer and/or director of Broadcom, and/or 10% holder of Broadcom's capital stock, Forms 3, 4, and 5 and any amendments thereto ("Section 16 Reports") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 Reports, and timely file such form with the SEC and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Broadcom assuming, any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934.

In addition, the undersigned hereby constitutes, appoints and authorizes the individual(s) listed in Annex A, singly and with full power of substitution or revocation to act as the undersigned's EDGAR account administrator(s) and manage the undersigned's EDGAR account.

This limited Power of Attorney will remain in full force and effect until the earlier of (i) the undersigned is no longer required to file Section 16 Reports with respect to the undersigned's holdings of and transactions in Broadcom securities or (ii) the person authorized receives notice in writing of its revocation by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11 day of June 2026.

Name: Amie Thuener O'Toole

Annex A

Individuals appointed as EDGAR account administrator(s):

1. Noelle Matteson, current Senior Associate General Counsel, Corporate & Securities of the Company, c/o Broadcom Inc., 3421 Hillview Avenue, Palo Alto, CA 94304;

2. Joyce Shinn, current Stock Administrator, c/o Broadcom Inc., 15101 Alton Parkway, Irvine. CA 92618and

3. Lisa Poland, current Senior Paralegal, c/o Broadcom Inc., 15101 Alton Parkway, Irvine. CA 92618.

CALIFORNIA ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara

On June 11, 2026 before me, Lauren Monique Cotton, Notary Public,
Date *Here Insert Name and Title of the Officer*

personally appeared Amie Thuean O'Toole
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

LAUREN MONIQUE COTTON
Notary Public - California
Santa Clara County
Commission # 2417045
My Comm. Expires Sep 20, 2026

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

Place Notary Seal and/or Stamp Above

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: POA

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
□ Corporate Officer – Title(s): ______
□ Partner – □ Limited □ General
□ Individual □ Attorney in Fact
□ Trustee □ Guardian or Conservator
□ Other: ______
Signer is Representing: ______

Signer's Name: ______
□ Corporate Officer – Title(s): ______
□ Partner – □ Limited □ General
□ Individual □ Attorney in Fact
□ Trustee □ Guardian or Conservator
□ Other: ______
Signer is Representing: ______